ORIGINAL

AMENDMENT NO. 5

TO

SPONSORED RESEARCH COLLABORATION AGREEMENT

This Amendment No. 5 to Sponsored Research Collaboration Agreement ("Amendment No. 5") is entered into October 10, 2012 and effective as of October 1, 2012, by and between **University Health Network**, an Ontario corporation incorporated under the Toronto Hospital Act 1997, having a principal research office at 610 University Avenue, Suite 7-504, Toronto, Ontario, Canada MSG 2M9 ("UHN"), and **VistaGen Therapeutics, Inc.**, a California corporation having its principal address at 384 Oyster Point Blvd., Suite 8, South San Francisco, California 94080 ("VistaGen").

RECITALS

WHEREAS, VistaGen and UHN entered into that certain Sponsored Research Collaboration Agreement, dated September 18, 2007 (as amended, the "Agreement"), pursuant to which VistaGen is funding stem cell research and development principally performed by or under the direction of Gordon Keller, Ph.D. ("Dr. Keller"), Director of the McEwen Center for Regenerative Medicine (the "McEwen Centre"), a stem cell research center within UHN;

WHEREAS, VistaGen and UHN desire to enter into this Amendment No. 5 (the "Amendment") to set forth (A) the sponsored research projects to be funded by VistaGen under the Agreement during the period from October 1, 2012 to September 30, 2013 (the "2012/2013 Sponsored Research Projects"), (B) the budget for the Sponsored Research Projects, as agreed to by the parties (collectively, the "2012/2013 Sponsored Research Project Budgets") and (C) the schedule of payments to be made on behalf of VistaGen by its affiliate, VistaGen Therapeutics, Inc., a Nevada corporation, to UHN pursuant to the Agreement with respect to the 2012/2013 Sponsored Research Project Budgets; and

WHEREAS, Section 8.7 of the Agreement provides that the Agreement may be amended only with the written consent of VistaGen and UHN.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, VistaGen and UHN hereby agree to amend the Agreement as follows:

AMENDMENT

1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement, as amended.

2. Amendment and Supplement to Exhibit B-1, Exhibit B-2 and Exhibit B-5 to Amendment No. 4 to the Agreement. Exhibit B-1, Exhibit B-2 and Exhibit B-5 to the Agreement shall be amended and supplemented by Exhibit B-1, Exhibit B-2 and Exhibit B-5 attached to this Amendment No. 5.

3. Amendment by Deletion. For purposes of this Amendment No. 5, Exhibit B-3 and Exhibit B-4 of the Agreement shall be deleted in their entirety, provided, however, that such

deletions shall not reduce or eliminate VistaGen's rights based upon or arising with respect to sponsored research activities described in such exhibits performed prior to the date of this Amendment.

4. Amendment and Supplement to Exhibit D to Amendment No. 4 to the Agreement. Exhibit D to this Amendment No. 5 is the schedule of sponsored research payments to be made by VistaGen to UHN with respect to the Sponsored Research Project Budgets during the twelve (12) month period beginning October 1, 2012 and ending on September 30, 2013. Accordingly, Exhibit D to Amendment No. 4 to the Agreement shall be amended and supplemented by Exhibit D to this Amendment No. 5. The parties acknowledge and agree that such sponsored research funds shall be used solely for research and development activities for the benefit of VistaGen pursuant to the Agreement and under the direction of Dr. Keller, unless VistaGen shall agree otherwise in writing.

5. Future Sponsored Research Project Budgets. VistaGen anticipates providing additional sponsored research funding to UHN during the twelve (12) month period from October 11, 2013 to September 30, 2014. The parties hereby agree to use reasonable efforts to meet, by teleconference and/or in person, before September 1, 2013 to discuss and determine the specific projects to which VistaGen's sponsored research funds for such period shall be applied. The parties acknowledge and agree that such sponsored research funds shall be used solely for research and development activities for the benefit of VistaGen pursuant to the Agreement and under the direction of Dr. Keller, unless VistaGen shall agree otherwise in writing.

6. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

7. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment No. 5 shall govern and control.

8. Entire Agreement. The Agreement, as amended by each of the four prior amendments hereto and this Amendment (collectively, the "Amendments"), constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement, as amended by the Amendments. This Amendment No. 5 may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date first above written.

UNIVERSITY HEALTH NETWORK

By: ______________________________
Christopher J. Paige, PhD
Vice President, Research

VISTAGEN THERAPEUTICS, INC.

By: ______________________________
Shawn K. Singh, J.D.
Chief Executive Officer

EXHIBIT B-1

RESEARCH PROJECT ONE

Human Pluripotent Stem Cell-derived Cardiomyocytes

Generation of nodal, atrial and ventricular cardiomyocytes from hESCs and hiPSCs.

Project focuses on recent findings indicating that sorting on the basis of NKX2.5 and SIRPA can resolve populations that display characteristics of the 3 different lineages.

The most advanced analyses is the segregation of pacemaker (Nodal) and working myocardium. Funding will support further characterization of these different cell types and analyses of the signaling pathways that regulate their specification and maturation.

Generation and characterization of hESC- and hiPSC-derived epicardial and endocardial lineages

This project builds on recent findings from our lab that it is possible to generate cells that display properties of endocardial and epicardial cells. The funding would support studies aimed at further characterizing this populations and determining if interactions between them and the cardiomyocytes will impact the function and maturation of the cardiomyocytes.

Expansion of cardiovascular progenitors

This project builds on recent studies that have identified conditions that promote the expansion of NKX2.5+ cardiovascular progenitors. The funding would support studies aimed at optimizing expansion conditions.

Excluded Matters: This Research Project does not include biomarker discovery and mass spec analyses of surface markers on cardiomyocytes

Sponsored Research Project Budget (October 2012 through September 2013)

Technician (FTE)	$60,000
Supplies	$25,000
Overhead	$25,000
	Total $ 110,000

Initialed: ____________ (UHN)

____________ (VistaGen)

EXHIBIT B-2

RESEARCH PROJECT TWO

Human Pluripotent Stem Cell-derived Hepatocytes

Generation of functional hepatocytes from hESCs and hiPSCs

Project includes studies on identification of signaling pathways and cellular interactions that promote the generation and maturation of functional hepatocytes. One end point is the generation of hepatocytes that display levels of enzyme activity high enough for use in the pharmaceutical industry. A second end point is the generation of hepatocytes that can engraft and function in mice. Funding will cover all aspects of the project, including scale-up.

Excluded Matters: This project does not include the generation and characterization of cholangiocytes and analysis of disease models of Alagille Syndrome.

Sponsored Research Project Budget (October 2012 through September 2013)

Technician (50% time)	$30,000
Post-doc (75% time)	$60,000
Supplies	$40,000
Overhead	$39,000
	Total $169,000

Initialed: ____________ (UHN)

____________ (VistaGen)

EXHIBIT B-5

RESEARCH PROJECT FIVE

Human iPS Cell-derived Hematopoietic Stem Cells

Hematopoiesis (HSC).

Supplies for studies to develop cells capable of in vivo repopulation; and potentially to study virus-resistant engineered T-cells for cell therapy.

Sponsored Research Project Budget (October 2012 through September 2013)

Supplies	$30,000
	Total $30,000

Initialed: ______ (UHN)

______ (VistaGen)

EXHIBIT D

PAYMENT SCHEDULE FOR SPONSORED RESEARCH PROJECT BUDGETS

Payment Date	Sponsored Research Period Covered	Amount Payable
1. October 10, 2012	October, November and December 2012	$75,000
2. January 4, 2013	January, February and March 2013	$75,000
3. April 5, 2013	April, May and June 2013	$79,500
4. July 8, 2013	July, August and September 2013	$79,500
TOTAL		**$309,000**